Exhibit 3.1

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

LAREDO PETROLEUM, INC.

INTO

LAREDO PETROLEUM HOLDINGS, INC.

(Pursuant to Section 253 of the Delaware General Corporation Law)

The undersigned hereby certifies that:

First:  Laredo Petroleum Holdings, Inc. (“Company”) is a Delaware corporation, and Laredo Petroleum, Inc. (“Subsidiary”) is a Delaware corporation.

Second:  Company is the record owner of all of the outstanding capital stock of Subsidiary.

Third:  The Board of Directors of Parent duly adopted the following resolutions on November 25, 2013, by unanimous written consent and thereby determined to merge Subsidiary into Company:

NOW, THEREFORE, BE IT, RESOLVED, that Company merge Subsidiary into Company, and Company assumes all of the obligations of the Subsidiary;

RESOLVED, that the Board hereby authorizes and approves the execution and delivery of the Merger Certificate and the transactions contemplated thereby, including the Merger;

RESOLVED, that the Board hereby consents to the filing by the Company of the Merger Certificate with the Secretary of State of the State of Delaware;

RESOLVED, that the Merger shall become effective upon the filing of the Merger Certificate with the Secretary of State of the State of Delaware or at such other time as set forth in such certificate;

RESOLVED, that the certificate of incorporation of the Company shall be the certificate of incorporation of the surviving corporation, except that, upon the effectiveness of such Merger, Article I of the certificate of incorporation of the surviving corporation shall be amended in its entirety to read “The name of the Corporation is Laredo Petroleum, Inc. (hereinafter referred to as the “Corporation”)”;

RESOLVED, that the Merger is intended to be a plan of complete liquidation of the Subsidiary with the meaning of section 332(b) of the Internal Revenue Code of 1986; and

RESOLVED, that each Senior Officer (defined below) is authorized, for and on behalf of the Company, to prepare, execute and acknowledge the Merger Certificate setting forth these resolutions, cause such certificate to be filed with the Secretary of State of the State of Delaware, and do any and all other acts such officer determines is advisable to effect the Merger or to effect the purpose and intent of these resolutions.

Fourth:  This merger shall be effective, for accounting purposes only, on December 31, 2013, at 11:59 pm (Eastern time).  This Certificate of Ownership and Merger shall become effective, for all other purposes, including for purposes of the Delaware General Corporation Law, on December 31, 2013 at 9:00 am (Eastern time).

[Signature Page Follows]

In witness whereof, the undersigned has caused this certificate to be signed by its duly authorized officer on December 30, 2013.

LAREDO PETROLEUM HOLDINGS, INC.

By:	/s/ Randy A. Foutch
Name:	Randy A. Foutch
Title:	Chairman and CEO

LAREDO PETROLEUM, INC.

By:	/s/ Randy A. Foutch
Name:	Randy A. Foutch
Title:	Chairman and CEO